UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2005

SOURCECORP, INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	0-27444	75-2560895
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3232 MCKINNEY AVENUE, SUITE 1000 DALLAS, TEXAS		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 740-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01        Entry into a Material Definitive Agreement.

On March 15, 2005, SOURCECORP, Incorporated (the “Company”) entered into an Extension and Modification of Waiver to Credit Agreement with respect to its Credit Agreement, dated as of April 3, 2001, as amended (the “Credit Agreement”), with Bank of America, N.A. and the lenders party thereto, pursuant to which extension and modification the lenders (i) extended to March 23, 2005 the waiver that was to expire on March 15, 2005 with respect to Defaults and Events of Default under the Credit Agreement resulting from certain matters described in its Current Report on Form 8-K filed October 27, 2004 (and amended by Form 8-K/A on such date to correct a typographical error), potential non-compliance with a designated fixed charge coverage ratio and the Company’s failure to timely deliver to its Administrative Agent its Quarterly Report on Form 10-Q for the third fiscal quarter of 2004, and (ii) agreed to waive any failure by the Company to comply with the Company’s leverage ratio covenant for fiscal quarters ended on or prior to December 31, 2004 and any Material Adverse Effect, Default or Event of Default that may have occurred as a result of such noncompliance.

The foregoing summary of the Extension and Modification and Waiver to Credit Agreement is qualified by and should be read in connection with the actual text of the Extension and Modification of Waiver to Credit Agreement, which is filed as Exhibit 99.1 to this Current Report.

On March 15, 2005, the Company issued a press release announcing the execution of the Extension and Modification of Waiver of Credit Agreement, and a copy of the press release that relates to the execution of the Extension and Modification of Waiver to Credit Agreement is filed as Exhibit 99.2 to this Current Report.

Item 7.01 Regulation FD Disclosure.

On March 15, 2005, the Company issued a press release updating certain previously disclosed information concerning its Nasdaq listing status.  A copy of the press release that relates to such status is furnished as Exhibit 99.2 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.2 and relating thereto shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The statements in this Current Report that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements.  These forward-looking statements include, but are not limited to, the statements relating to the anticipated impact of adjustments to our restated financial statements and our investigation, any financial estimates, projections and estimates of future contract values included in this Current Report.  The aforementioned risks and uncertainties include, without limitation, the actual costs and results of our investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in the Company’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K.  The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.2 under the heading “Nasdaq” shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description

99.1

Extension and Modification of Waiver to Credit Agreement executed to be effective March 15, 2005, by and among SOURCECORP, Incorporated, Bank of America, N.A. as a Lender and as Administrative Agent for Lenders and the other Agents and Lenders party thereto.

99.2	Press release dated March 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2005

SOURCECORP, INCORPORATED

	By:	/s/ ED H. BOWMAN, JR.
Ed H. Bowman, Jr.
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1

Extension and Modification of Waiver to Credit Agreement executed to be effective March 15, 2005, by and among SOURCECORP, Incorporated, Bank of America, N.A. as a Lender and as Administrative Agent for Lenders and the other Agents and Lenders party thereto

99.2	Press Release dated March 15, 2005